Exhibit  1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-7
*CUSIP:        21988G874

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending March 2, 2006.

INTEREST ACCOUNT
----------------

Balance as of         January 15, 2006.....                                $0.00
      Scheduled Income received on securities.....                         $0.00
      Unscheduled Income received on securities.....                       $0.00
      Interest portion of Call Price received March 2, 2006           $455,312.5
      upon exercise of Call Rights by 100% of the holders
      thereof.....

LESS:
      Distribution to the Certificate Holders on March 2,           -$455,312.50
      2006.....
      Distribution to Depositor.....                                      -$0.00
      Distribution to Trustee.....                                        -$0.00
Balance as of         March 2, 2006.....                                   $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of         January 15, 2006.....                                $0.00
      Scheduled principal payment received on securities.....              $0.00
      Principal portion of Call Price received March 6, 2006 $45,000,000.00 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
      Distribution of principal to Certificate Holders on        -$45,000,000.00
      March 2, 2006.....
      Distribution of $45,000,000 principal amount of                     -$0.00
      underlying securities to Call Warrants Holder on March 2, 2006.....
Balance as of      March 2, 2006.....                                      $0.00


                  UNDERLYING SECURITIES HELD AS OF         March 2, 2006

           Principal
            Amount        Title of Security
           ---------      -----------------
              $0.00       KeyCorp Capital III 7.75% Capital Securities due
                          July 15, 2029
                          *CUSIP: 49326QAA4

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.